Exhibit 24 (a) 4

                      POWER OF ATTORNEY


      The undersigned, as a director of Central and South West Corporation (the "Corporation"), hereby makes, constitutes and appoints E. R. Brooks, Glenn Rosilier and Wendy G. Hargus, and each of them severally, his true and lawful attorneys-in-fact and agents, each with full power and authority (acting alone and without the others) to execute in the name and on behalf of the undersigned, in any and all capacities, the Corporation's Annual Report on Form 10-K for 1994 and any and all amendments thereto, to be filed under the Securities Exchange Act of 1934, as amended, and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting to such attorneys-in-fact, and agents, and each of them, full power and authority of substitution and revocation in the premises and full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as the undersigned might or could do in person and hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue of this Power of Attorney.

     IN WITNESS WHEREOF, I have hereunto executed this Power of Attorney this 16th day of January, 1995.

                              T. J. Barlow        Director
                              Glenn Biggs         Director
                              Molly Shi Boren     Director
                              Donald M. Carlton   Director
                              Joe H. Foy          Director
                              Robert Lawless      Director
                              Harry D. Mattison   Director
                              James L. Powell     Director
                              Arthur E. Rasmussen Director
                              T. V. Shockley, III Director
                              J. C. Templeton     Director
                              Lloyd D. Ward       Director

      Subscribed and sworn to before me this 16th day of January, 1995 by T. J. Barlow, Glenn Biggs, Molly Shi Boren, Donald M. Carlton, Joe H. Foy, Robert Lawless, Harry D. Mattison, James L. Powell, Arthur E. Rasmussen, T. V. Shockley, III,
J. C. Templeton and Lloyd D. Ward.

                              Frederic L. Frawley
                              Notary Public

My Commission Expires:
December 3, 1998